Exhibit 10.6

FORM OF

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

NORTHEAST COMMUNITY BANCORP, INC.

2022 EQUITY INCENTIVE PLAN

(Executive)

This Nonqualified Stock Option (“NSO”) Award agreement (“NSO Award” or “Agreement”) is and will be subject in every respect to the provisions of the NorthEast Community Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this NSO Award (the “Participant”) hereby accepts this NSO Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of NorthEast Community Bancorp, Inc. (“Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. This award is subject to federal and local law and the requirements of the NASDAQ Stock Market LLC. A copy of the Plan and related prospectus will be provided to each person granted a NSO Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant:

3.	Total number of shares of Common Stock that may be acquired pursuant to this NSO Award:

4.	(a)	Exercise Price:

(b)	Expiration Date:	____________________, subject to earlier expiration due to termination of Service.

5.	Vesting Schedule. Unless sooner vested in accordance with the terms of this Agreement or the Plan, the Nonqualified Stock Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date(1)	Number of Options Available for Exercise(2)

(1)	If a Vesting Date falls on a non-business day, the Option Shares will vest on the next business day.

(2)	The number of options available for exercise is cumulative. For example, assume an NSO Award is granted on October 1st 2022, subject to five (5) year vesting. On October 3, 2024 no vested options have been exercised by the Participant. Based on these facts, the Participant will have two (2) tranches of vested options to exercise.

6.            Exercise Procedure.  The Participant may exercise this Option in whole or in part by  delivering to the Company a written notice (the “Notice of Exercise of Option” ) setting forth the number of shares of Common Stock with respect to which the Nonqualified Stock Option is to be exercised, together with payment by cash or other means acceptable to the Committee.

7.            Delivery of Shares. Delivery of shares of Common Stock under this Option will comply with all applicable laws (including the requirements of the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.            Adjustment Provisions. This NSO Award, including the number of Option Shares subject to the NSO Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.4 of the Plan.

9.            Expiration of Option. In no event shall the Option be exercisable with respect to any Option Shares after the Expiration Date set forth in Section 4 above.

10.	Effect on Vesting and Exercise of Option Upon Termination of Service.

Notwithstanding Section 5 above, the following special vesting and exercise rules will apply if your service with the Company and its Affiliates terminates before you have exercised your Option for all of your Option Shares:

(a)            Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Option Shares subject to this Agreement will vest upon the date of such separation from service. All vested Option Shares will be exercisable by your beneficiary, surviving spouse, or estate, as applicable, at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your death.

(b)            Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement. All vested Option Shares under will be exercisable by you at any time until the earlier of the Expiration Date set forth in Section 1 above or 12 months from the date of your Disability.

(c)            Termination for Cause. In the event of the Participant’s Termination of Service for Cause, the Participant will forfeit the Option immediately upon termination of employment regardless of whether any of the Option Shares are then vested and exercisable. For purposes of this Agreement, “Cause” means the occurrence of any of the following during the Term:

(i)            the Executive’s personal dishonesty, act, or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Company or NorthEast Community Bank or (the “Bank”) their reputation, breach of fiduciary duty involving personal profit, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order;

(ii)            the Executive’s material failure to perform the duties of his employment with the Company or the Bank (except in the case of a termination of the Executive’s employment for Good Reason or on account of the Executive’s physical or mental inability to perform such duties) and the failure to correct such failure within thirty (30) days after receiving written notice from the Bank specifying such failure in detail;

(iii)            the Executive’s willful failure to comply with any valid and legal written directive of the Company Board or the Bank Board;

(iv)            the Executive’s willful and material violation of the Company’s or the Bank’s code of ethics or conduct policies which results in material harm to the Company or the Bank;

(v)            the Executive’s failure to follow the policies and standards of the Company, the Bank or any affiliate of the Company or the Bank as the same shall exist from time to time, provided that the Executive shall have received written notice from the Company or the Bank or the relevant affiliate of such failure and such failure shall have continued or recurred for ten (10) days following the date of such notice;

(vi)            the written requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or the Bank or any other affiliate of the Company that the Executive’s employment with the Company or the Bank be terminated;

(vii)            the Executive’s conviction of or plea of nolo contendere to (i) a felony or (ii) a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or

(viii)            the Executive’s intentional breach of a term, condition, or covenant of this Agreement that results in material harm to the Company or the Bank and the failure to correct such violation within thirty (30) days after receipt of written notice from the Bank specifying such breach in detail.

For purposes of this definition, no act or failure to act shall be considered “willful” if the Executive acted or failed to act either (i) in good faith or (ii) with a reasonable belief that his act or failure to act was not opposed to the Company’s and Bank’s best interests.

(d)            Involuntary Termination for Reasons other than Cause or Resignation for Good Reason not in Connection with a Change in Control. In the Committee’s sole discretion, any unvested portion of this NSO Award may be accelerated in connection with a Participant’s resignation for Good Reason or Involuntary Termination for reasons other than Cause.

(e)            Impact of Change in Control.

(i)            Employment or Service. Upon the effective date of a Change in Control (as such term is defined in Section 9.3 of the Plan), all references in this Agreement to employment or service with the Employer shall be deemed to include employment or service with the surviving entity in such Change in Control and its subsidiaries, and any transfer of employment or service from the Company or any Affiliate to the surviving entity in such Change in Control or any of its subsidiaries shall not constitute a separation from service or otherwise interrupt your continuous employment or service for purposes of this Agreement.

(ii)            Option Not Assumed. If the surviving entity in the Change in Control does not assume the Option, then all unvested Option Shares will become vested on the effective date of the Change in Control.

(iii)           Separation from Service Without Cause. In the event of your involuntary separation from service with the Employer without Cause within 24 months after the effective date of a Change in Control and prior to the last Vesting Date, all unvested Option Shares will become vested on the date of such separation from service.

(f)            No Other Special Vesting Rights. Unless otherwise determined by the Committee, no accelerated vesting of your Option Shares will apply except as specified in Section 10(a) through (e) above. If you forfeit Option Shares at any time, you will cease to have any rights with respect to such forfeited Option Shares.

11.	No Rights as Stockholder. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and to the extent that (i) you have exercised the Option pursuant to the terms of this Agreement and paid the full exercise price for the number of Option Shares in respect of which you exercised the Option, (ii) the Company shall have issued and delivered the corresponding Option Shares to you, unless the Company only delivers certificates at the request of stockholders and you do not so request actual delivery of such certificates, and (iii) your name shall have been entered as a stockholder of record on the books of the Company, whereupon the you shall have the same ownership rights with respect to such Option Shares as other stockholders.

12.	Mandatory Tax Withholding. The Company or its affiliate may withhold, or require you to remit to the Company or its affiliate, an amount sufficient to satisfy any mandatory tax withholding obligations or other tax due under any federal, state, or local tax law with respect to any shares issuable pursuant to your Award, and the Committee may defer such issuance unless indemnified to its satisfaction.

13.	Compliance with Section 409A. It is intended that the Option qualify for exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Option shall be interpreted and administered consistent with such intent. Notwithstanding the foregoing, the Company makes no representation to you or any other party that the Option is exempt from, or satisfies the requirements of, Code Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless you or any beneficiary for any tax, additional tax, interest or penalties that you or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Code Section 409A.

14.	Recoupment/Clawback. The Option is subject to recoupment and clawback as provided in the Company’s Clawback Policy, as in effect at the time of the Agreement or as subsequently amended.

15.	Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your Option Shares and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Option Shares as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

16.	Employment and Successors. Nothing in the Plan or this Agreement shall serve to modify or amend any employment agreement or other service agreement you may have with the Company or any Affiliate or to interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, or confer upon you any right to continue in the employ of the Company or any Affiliate for any period of time or to continue your present or any other rate of compensation subject to the terms of any employment agreement or service agreement you may have with the Company. The grant of your Option Shares shall not give you any right to any additional awards under the Plan or any other compensation plan the Company has adopted or may adopt. The agreements contained in this Agreement shall be binding upon and inure to the benefit of any successor of the Company.

17.	Transferability. Except as provided below, the Option is personal to you and, during your lifetime, may be exercised only by you or your guardian or legal representative; and may not be sold, pledged, assigned or transferred in any manner, other than in the case of your death to your beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect. However, subject to applicable procedures, you may transfer your Option to an immediate family member (i.e., your spouse, child, or grandchild), a trust for the benefit of such immediate family members during your lifetime, or a partnership whose only partners are such immediate family members. The transferee shall remain subject to all terms and conditions applicable to the Option prior to the transfer.

18.	Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unpaid portion of this NSO Award is to be paid in case of the Participant’s death. Unless otherwise determined by the Participant, the Beneficiary of this NSO Award will be the Participant’s Beneficiary under the Bank’s 401(k) Plan, or if one is not designated, the Participant’s spouse or the Participant’s estate if the Participant has no spouse at the time of death.

19.	Interpretation. The Participant accepts the Option subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

20.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

21.	Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

22.	Governing Law. This Agreement will be construed in accordance with the laws of the State of New York without regard to the application of the principles of conflicts of laws.

23.	Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

24.	Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

NorthEast Community Bancorp, Inc.

325 Hamilton Avenue

White Plains, NY 10601

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 24 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of this Nonqualified Stock Option Award set forth above.

NORTHEAST COMMUNITY BANCORP, INC.

By:
Kenneth A. Martinek
Chairman and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Nonqualified Stock Option Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT